SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the registrant  [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

 [ ]  Preliminary proxy statement
 [X]  Definitive proxy statement
 [X]  Definitive additional materials
 [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

 [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies.

         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-22:(1)

         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

 [ ] Check the box if any part of the fee is offset as  provided  by  Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: $ -0-
     (2) Form, schedule, or registration statement no.:
     (3) Filing party:  EA Engineering, Science, and Technology, Inc.
     (4) Date filed: November 24, 1998

1. Set forth the amount on which the filing fee is calculated and state how it was determined.

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                              11019 McCormick Road
                           Hunt Valley, Maryland 21031


                            NOTICE OF ANNUAL MEETING
                                JANUARY 14, 1999


TO THE STOCKHOLDERS:

   Notice is hereby given that the Annual Meeting of Stockholders of EA Engineering, Science, and Technology, Inc. will be held on January 14, 1999, at 9:00 a.m. EST, at Marriott's Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland, for the following purposes:

 1. To elect six directors to serve until the next annual meeting and until their successors are elected and qualified;

 2. To approve an increase in the number of shares of Common Stock reserved for issuance under the 1995 Non-Employee Director Stock Option Plan;

 3. To approve an increase in the number of shares of Common Stock reserved for issuance under the Company's Amended and Restated Stock Option Plan;

 4. To  ratify  and  approve  adoption  of  the  Company's  1999  Long-Term
    Incentive Plan;

 5. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending August 31, 1999; and

 6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of Common Stock as of the close of business on November 16, 1998 are entitled to receive notice of and vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,


                                       /s/ Jack P. Adler

                                       Jack P. Adler
                                       Senior Vice President,
                                       Secretary and General Counsel

December 1, 1998
Baltimore, Maryland

            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
              PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY
             PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of EA Engineering, Science, and Technology, Inc. (together with its wholly-owned subsidiaries, the "Company") of proxies from the holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), for use at the Annual Meeting to be held on January 14, 1999, and any adjournment or postponement thereof (the "Meeting"). The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy having a later date. Each properly executed proxy not revoked will be voted in accordance with instructions thereon. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named herein as directors of the Company and FOR the matters described in Items 2, 3, 4 and 5 in the Notice of Annual Meeting.

     The mailing address of the Company's principal executive office is: 11019 McCormick Road, Hunt Valley, Maryland 21031, and the approximate date on which this Notice of Meeting, Proxy Statement and the form of proxy are first being sent to stockholders is December 1, 1998.

     Only holders of record of Common Stock at the close of business on November 16, 1998 are entitled to notice of and to vote at the Meeting, one vote for each share of Common Stock so held. On that date there were 6,380,040 shares of Common Stock outstanding.

                             PRINCIPAL STOCKHOLDERS

     The following table shows, as of October 30, 1998, the total number of shares of Common Stock beneficially owned by each person who was known by the Board of Directors to own more than 5% of the Common Stock:

                                Shares Beneficially
    Name and Address of          Owned Directly or       Percent of
     Beneficial Owner               Indirectly           Common Stock
     ----------------               ----------           ------------
Loren D. Jensen                      1,552,980               24.3%
12 Burnbrae Road
Towson, Maryland 21204

Cleaveland D. Miller, Trustee          708,125 (1)           11.1%
250 W. Pratt Street
Baltimore, Maryland 21201

Dimensional Fund Advisors, Inc.        456,450 (2)            7.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
----------

(1) Cleaveland D. Miller holds 702,000 of these shares as the trustee of irrevocable trusts for the benefit of each of Loren D. Jensen's three children.

(2) Shares owned by advisory clients of Dimensional Fund Advisors, Inc., which disclaims beneficial ownership thereof.

                              ELECTION OF DIRECTORS

     The six persons named in the following table have been designated as nominees for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees listed below currently serve as directors of the Company and have agreed to serve as directors. If any of such nominees becomes unable to serve for any reason, the persons named in the proxy will vote for the election of any substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

                                                                 Shares Beneficially
                                                                   Owned (1),(2)
              Name of Nominee                          Director  -----------------
              and Background                             Since    Amount     Percent
              --------------                             -----    ------     -------

Edmund J. Cashman, Jr., age 62, Senior Executive          1986     48,875       *
Vice President of Legg Mason Inc. and Legg Mason
Wood Walker, Inc.; Director/Trustee, Various Legg
Mason Registered Investment Companies

Donald A. Deieso, Ph.D., age 49, President and            1997    100,000     1.6%
Chief Executive Officer of the Company, Former
President and Chief Executive Officer of Metcalf
& Eddy Companies, Inc. (1993-1997)

Loren D. Jensen, Ph.D., age 61, Chairman of the           1973  1,552,980    24.3%
Board of the Company; Former Chairman, President
and Chief Executive Officer of the Company (1995-
1997) and Chairman and Chief Executive Officer of
the Company (1991-1995)

Rudolph P. Lamone, Ph.D., age 67, Chairman of the         1986      5,798       *
Board, Michael D. Dingman Center for Entrepreneur-
ship, Robert H. Smith School of Business, University
of Maryland College of Business and Management

Cleaveland D. Miller, Esq., age 60, Managing              1997      6,125       *
Partner, Semmes, Bowen & Semmes, a Professional
Corporation

George G. Radcliffe, age 74, Chairman of the              1990      6,248       *
Board, Emeritus, The Baltimore Life Insurance
Company; Trustee Emeritus of The Johns Hopkins
University

All executive officers and directors of the Company             1,746,600    27.3%
as a group (7 individuals)

------------
*Less than 1%

(1) Based upon information supplied by each director and executive officer as of October 30, 1998. Unless otherwise noted, all shares indicated are held with sole voting and sole investment power.

(2) Includes 1,604,600 shares for which directors and executive officers have sole voting and dispositive powers and presently exercisable option shares of 4,000, 100,000, 4,000, 5,000, 4,000, and 25,000 for Messrs. Cashman,
     Deieso, Lamone, Miller, Radcliffe, and Saless, respectively.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                  ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

Certain Transactions

     The Company leases approximately 43,700 square feet of office space, which serves as its corporate headquarters, in Hunt Valley, Maryland from Merrymack Limited Partnership, a Maryland limited partnership of which Loren D. Jensen is the general partner and Ecolair Limited Partnership, a Maryland limited partnership of which Loren D. Jensen is the general partner ("Ecolair"), is the limited partner. Of the 43,700 square feet, the Company sublets 4,200 square feet to other tenants. The prime lease expires December 31, 2006. For the year ended August 31, 1998, total payments under the lease (including approximately $331,000 in pass-through taxes and operating expenses) were $765,200.

     The Company leases approximately 32,400 square feet of office space in Sparks, Maryland from Ecolair. The lease expires November 30, 2007. For the year ended August 31, 1998, total payments under the lease (including approximately $214,000 in pass-through taxes and operating expenses) were $531,000.

     The Company also leases a 16,500 square foot building adjacent to its facility in Sparks, Maryland from ARE Sparks Limited Partnership, a Pennsylvania limited partnership of which Loren D. Jensen is the general partner and Ecolair is the limited partner. This building houses the Company's chemical laboratory. The lease expires December 31, 2006. For the year ended August 31, 1998, total payments under the lease (including approximately $328,000 in pass-through taxes and operating expenses) were $542,000.

     Legg Mason Wood Walker, Inc., with which Edmund J. Cashman is affiliated, provides investment advisory services to the Company.

     Semmes, Bowen & Semmes, of which Cleaveland D. Miller is managing partner, provided legal services to the Company during fiscal 1998.

     At the request of its former primary lender and in order to maintain a favorable relationship with this lender, the Company in December 1996 purchased from this lender the secured loans of three former Company officers, including
Mr. Spadaro. These interest-free demand loans, in the aggregate amount of $301,000, are secured by pledges of Common Stock. The differential between the current fair market value of the pledged stock and the amount of the loans is fully reserved within the Company's balance sheet.

     Management of the Company believes that the terms and conditions of the transactions between the Company and entities with which certain of its directors are affiliated were on terms and conditions at least as favorable to the Company as could have been obtained from third parties and were in the best interests of the Company.

                      BOARD ORGANIZATION AND COMPENSATION

Organization

     The Board of Directors held eleven meetings during the fiscal year ended August 31, 1998. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of its committees of which he was a member. The Company has an Audit Committee, a Compensation Committee and an Ethics Committee, but does not have a Nominating Committee.

     The Audit Committee of the Board of Directors, composed of Messrs. Miller (Chairman), Cashman, Lamone, and Radcliffe, met once during the fiscal year ended August 31, 1998. The Audit Committee reviews with Arthur Andersen LLP, the Company's independent auditors, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements and management letter. It also recommends to the Board the selection of independent auditors for the Company.

     The Compensation Committee of the Board of Directors, composed of Messrs. Miller (Chairman), Cashman, Lamone, and Radcliffe, met six times during the fiscal year ended August 31, 1998. This Committee periodically reviews the
Company's management compensation program and reports its actions or recommendations to the Board of Directors. The Committee also approves the general salary scale for employees of the Company. The Committee is also authorized to grant options under the Company's Amended and Restated Stock Option Plan and to make phantom stock awards under the Company's 1999 Long-Term Incentive Plan. See "Report of the Compensation Committee on Executive Compensation" below.

     During fiscal 1998, the Board of Directors created a standing Ethics Committee, composed of Messrs. Cashman, Lamone, Miller and Radcliffe. The Ethics Committee has been established to oversee enforcement of EA's Code of Business Ethics and Practices and will hold its first meeting in fiscal 1999.

Director Compensation

     Effective March 31, 1998, each non-employee director of the Company received a fee of $1,500 for each meeting of the Board of Directors which he attended. In addition, each non-employee director received $1,500 for attendance at each meeting of any committee of the Board not held on the day of a Board meeting. Prior to March 31, 1998, the per meeting Board and committee attendance fees were $1,000.

     In addition to such fees, under the Company's 1993 Non-Employee Director Stock Option Plan, each director who is newly elected to the Board and who, at that time, is not an employee of the Company is granted an option to purchase 4,000 shares of Common Stock when he or she becomes a director. In addition, under the Company's 1995 Non-Employee Director Stock Option Plan, each non-employee director is granted an option to purchase 1,000 shares of Common Stock as of the date of each annual meeting of stockholders at which such director is reelected. All such options have an exercise price equal to the market price of the Common Stock on the date of grant and vest immediately upon grant.

     The 1995 Non-Employee Director Stock Option Plan has been amended, subject to stockholder approval at this meeting, to increase the number of shares covered by the Plan from 30,000 to 80,000, as well as to increase the annual option grants from 1,000 to 4,750 shares. See "Approval of Increase in Number of Shares of Common Stock Reserved for Issuance Under the 1995 Non-Employee Director Stock Option Plan" at page 12 below.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of the four non-employee directors. The Committee has been empowered to set the level of compensation for the Chairman of the Board, President and Chief Executive Officer and other executive officers; to administer the Company's plans and policies relating to executive compensation; and to administer the Company's stock plans.

     The Committee believes that executive compensation should (1) be evaluated with a view to motivating individual and Company performance; (2) align the interests of the executives with the long-term interest of the Company's stockholders; and (3) be competitive with similar positions and levels of responsibilities in other comparable companies. The total compensation package should attract, retain, reward and motivate key executives to achieve desired Company performance and enhance stockholder value.

     The compensation of the Company's executive officers is comprised of three elements: base salary, incentive compensation, and long-term incentives as discussed below. Incentive compensation consists of cash bonuses, if earned. Long-term incentives consist of equity-based compensation awards in the form of stock options and phantom stock awards (see "Ratification and Approval of Adoption of the Company's 1999 Long-Term Incentive Plan" at page 17 below).

     Base Salary. Base salaries for executive officers are reviewed by evaluating individual executive performance and considering salaries for comparable positions and responsibility levels at other similar companies. This review uses, among other things, published executive salary surveys and peer company proxy information to determine if base salary adjustments are warranted to maintain the Company's base salaries at a competitive level. In addition, during fiscal 1998, the Committee retained a national compensation consultant to assist the Committee in reviewing competitive compensation programs for the Company. The consultant reviewed competitive compensation for the Company's senior officers, including the Chairman of the Board, President and Chief Executive Officer and Executive Vice President, Sales and Marketing, as well as other members of the management group. This review included compensation levels reported for senior executives of a "comparator" group of firms in the Company's industry group, including companies in the peer group index set forth in the Company's Performance Graph below and other companies of comparable size and geographical scope (the "Comparator Group"). Based upon this review, the Committee determined that no increases in base salaries for the Company's executive officers, which currently rank on average in less than the 39th percentile of base salaries for comparable positions in the Comparator Group, are warranted at this time.

     Incentive Compensation. Executive officers can earn incentive compensation awards ranging from 0 to 50% of base salary that ties a considerable portion of total compensation to performance. Incentive compensation, however, is dependent not only on an executive's individual performance, but on attainment of the Company's financial goals established at the beginning of the fiscal year. For fiscal year 1998, the Committee determined that the Company's executive officers would not be eligible for incentive compensation awards unless the Company achieved its preestablished business plan for the year. Since the Company did not achieve its business plan for fiscal 1998, no incentive compensation awards were made to the Company's executive officers in 1998.

     Long-Term Incentives. In administering the Company's stock option plans, the Committee may determine the amount and terms of stock option grants to the Company's executive officers. Stock options granted are usually non-qualified stock options, exercisable at a price equal to the fair market value of the underlying stock on the date of grant, and vest over three or four years in order to provide an added incentive for key individuals to remain with the Company. During fiscal 1998, the Committee made no new stock option grants to the Company's executive officers other than the President and Chief Executive Officer as described below.

     In connection with its review of competitive compensation practices, the Committee recommended, and the Board approved at its regularly scheduled meeting held on September 29, 1998, adoption of the 1999 Long-Term Incentive Plan, pursuant to which the Committee will have the authority to issue phantom stock awards to executive officers and other key employees tied to the fair market value of the Common Stock. The 1999 Long-Term Incentive Plan provides for payment in cash of the appreciated value of the phantoms over specified periods of time in an amount equal to the increase in the value of the Common Stock, thereby directly tying the financial interests of the Company's executive officers and other key employees to those of the Company's stockholders. Implementation of the 1999 Long-Term Incentive Plan requires stockholder approval (see "Ratification and Approval of Adoption of the Company's 1999 Long-Term Incentive Plan" at page 17 below).

     It is not possible to determine the benefits to be received under the 1999 Long-Term Incentive Plan, because all such benefits will be based solely on future performance of the Company and its Common Stock. However, in evaluating the possible amounts of phantom stock grants that might be awarded under the 1999 Long-Term Incentive Plan, the Committee concluded, based upon its review of senior executive compensation in the Comparator Group, that such amounts should be established at a level which, together with current base salary, outstanding stock options and other elements of total direct compensation, would peg compensation for the Company's executive officers in the 65th percentile of executive compensation in the Comparator Group in which the Company competes for executive talent. At this percentile, 0, 28,820, and 0 phantom shares might be issuable to Dr. Jensen, Dr. Deieso and Mr. Saless under the Plan; 28,820 to the executive officers as a group; 0 to the non-executive director group; and 56,307 to the non-executive employee group. Again, for the reasons stated above, the actual number and value of units which might be issued under the 1999 Long-Term Incentive Plan is indeterminable at this time.

     Chairman of the Board Compensation. During the fiscal 1998 salary review process, the Committee, effective December 1, 1998, reduced Dr. Jensen's base salary to $225,000, reflecting the fact that, since March 1997, the additional responsibilities of president and chief executive officer formerly exercised by Dr. Jensen have been performed by Dr. Deieso. The Committee concluded that, at this level, Dr. Jensen's base salary is consistent with his responsibilities, as well as the level of compensation paid to the chairmen of the firms in the Comparator Group. Dr. Jensen's base salary ranks in less than the 25th percentile of chairmen of the board compensation in the Comparator Group. During fiscal year 1998, Dr. Jensen, at his own request, received no incentive or long-term incentive compensation.

     Chief Executive Officer Compensation. The Committee established Dr. Deieso's base salary for fiscal 1998 on the basis of the Committee's assessment of his performance, measured by both his individual performance in achieving the Company's strategic objectives and the Company's financial performance. The Committee also considered the responsibilities associated with Dr. Deieso's position, as well as the level of compensation paid to the chief executive officers of the firms in the Comparator Group. Dr. Deieso's base salary ranks approximately in the 33rd percentile of chief executive officer compensation in the Comparator Group. During fiscal year 1998, Dr. Deieso received no increase in base salary. In addition, the Committee did not grant Dr. Deieso an incentive compensation award based on fiscal 1998 performance, as the Company did not meet its annual business plan. On February 17, 1998, the Committee awarded Dr. Deieso 150,000 stock options pursuant to the terms of his employment agreement and on March 22, 1998 accelerated the grant of an additional 50,000 stock options to Dr. Deieso (see "Employment Agreements and Change-in-Control Arrangements"). All stock options issued to Dr. Deieso have an exercise price equal to the fair market value of the underlying stock on the date of grant with a four-year vesting schedule.

     Compliance with Internal Revenue Code Changes. In 1993, the Internal Revenue Service enacted Section 162(m) of the Internal Revenue Code that, in general, precludes publicly-traded corporations from taking a tax deduction in 1994 or in subsequent years for compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other highest paid officers. The Committee is aware of the requirements of Section 162(m) and believes that the Company's compensation payable to each of such persons is currently below, and is expected to remain below, the limitation established by Section 162(m) and consequently would be fully deductible by the Company.

                                           The Compensation Committee



                                           Cleaveland D. Miller, Chairman
                                           Edmund J. Cashman, Jr.
                                           Rudolph P. Lamone
                                           George G. Radcliffe

Compensation Committee Interlocks and Insider Participation

     Except as otherwise described herein ("Election of Directors-Certain Transactions"), there are no affiliations between the Company and the members of the Compensation Committee.

                     OTHER EXECUTIVE OFFICERS OF THE COMPANY

     The other executive officer of the Company as of November 1, 1998 and related information is as follows:

     Shamseddin  Shahid-Saless,  53,  Executive  Vice  President  of  Sales  and
Marketing. Mr. Saless joined the Company in April 1997 as Executive Vice President of Sales and Marketing with more than 25 years experience in the industry. From 1994 to 1997, he was Senior Vice President and Director of Metcalf & Eddy's Central and Western Regions. Prior thereto (from 1989 to 1994), Mr. Saless was President of WW Engineering and Science. Mr. Saless also serves as Vice President of EA International, Inc.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning executive compensation for services during each of the Company's last three fiscal years to (i) those persons serving as chief executive officer of the Company during fiscal 1998; and (ii) those persons who were among the four most highly compensated executive officers during fiscal 1998.

                                                                          Long-Term
                                                                        Compensation
                                             Annual Compensation            Awards
                                        ---------------------------- -------------------
                                                           Other     Restricted
 Name and Principal                                        Annual      Stock      Option     All Other
  Position in 1998                 Year  Salary   Bonus Compensation   Awards     Shares  Compensation(1)
                                           ($)     ($)      ($)         (#)        (#)         ($)
 ------------------------------    ---- --------  ----- ------------ ----------   ------  --------------

Loren D. Jensen, Ph.D.             1998  282,000     --      --         --          --          4,750
Chairman of the Board              1997  282,000     --      --         --          --          4,500
(Formerly Chairman, President      1996  282,000     --      --         --          --          4,306
and Chief Executive Officer)

Donald A. Deieso, Ph.D. (2)        1998  275,000     --      --         --       200,000        3,517
President and Chief Executive      1997  137,500   75,000    --         --       200,000          --
Officer

Shamseddin Shahid-Saless (3)       1998  225,000     --      --         --          --          2,000
Executive Vice President of        1997   82,211   25,000    --         --        75,000         --
Sales and Marketing

Joseph A. Spadaro, CPA (4)         1998   31,200     --      --         --          --        174,200
Former Executive Vice President,   1997  180,000   30,000    --         --          --          4,360
Chief Financial Officer, Trea-     1996  175,200     --      --         --          --          3,924
surer, and Assistant Secretary

(1) Includes the Company's matching contributions under its 401(k) Employees Savings Plan. Includes severance and payout of vacation accrual for Joseph
     A. Spadaro.

(2)  Donald A. Deieso joined the Company effective March 1, 1997.

(3)  Shamseddin Shahid-Saless joined the Company effective April 14, 1997.

(4)  Joseph A. Spadaro separated from the Company effective November 21, 1997.

                     STOCK-BASED INCENTIVE COMPENSATION PLAN

     The following table sets forth certain information concerning grants of options to purchase shares of Common Stock in the last fiscal year to the named executive officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    Grant Date
                                          Individual Grants in 1998                   Value
                         -------------------------------------------------------    ----------
                         Number of       % of Total
                         Securities        Options                                  Grant Date
                         Underlying        Granted      Exercise or                  Present
                        Options/SARs     to Employees   Base Price    Expiration    Value (1)
   Name                  Granted (#)    in Fiscal Year  ($/share)        Date          ($)
   ----                  -----------    --------------  ----------    ----------    ---------

Loren D. Jensen              --              --              --           --             --

Donald A. Deieso           150,000         75.5            2.376        3/03/08      160,200
                            50,000                         3.670        3/22/08       82,200

Shamseddin Shahid-Saless     --              --              --           --             --

Joseph A. Spadaro            --              --              --           --             --

(1) Based on the Black-Scholes option valuation model. In applying this valuation model, the Company has assumed an expected volatility index of 0.6; a risk-free rate of return ranging from 5.57% to 5.72%; no dividend yield; and exercise of the option as vesting occurs. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price.

     The following table sets forth certain information regarding option exercises during the 1998 fiscal year as well as the number and value, as of August 31, 1998, of unexercised options held by the named executive officers.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   Number of Securities          Value of Unexercised
                                                  Underlying Unexercised             in-th-Money
                                                     Options/SARs at               Options/SARs at
                            Shares                Fiscal Year-End Fiscal             Year-End (1)
                          Acquired on  Value               (#)                           ($)
                            Exercise  Realized ---------------------------   ---------------------------
    Name                      (#)       ($)     Exercisable  Unexercisable    Exercisable  Unexercisable
 ---------------------      --------  -------  ------------  -------------   ------------  -------------

Loren D. Jensen                --       --           --            --              --           --

Donald A. Deieso               --       --        100,000       300,000            --           --

Shamseddin Shahid-Saless       --       --         25,000        50,000            --           --

Joseph A. Spadaro              --       --           --            --              --           --

(1) Based on a closing NASDAQ price of $1.688 per share of Common Stock on August 31, 1998. Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year-end.

Employment Agreements and Change-in-Control Arrangements

     On February 17, 1997, the Company entered into an Employment Agreement with Donald A. Deieso. The Agreement, effective March 1, 1997, provides that Dr. Deieso will serve as President and Chief Executive Officer of the Company. Base salary under the Agreement is at the initial rate of $275,000. The amount may be increased from time to time at the sole discretion of the Board of Directors.

     In addition to base salary, the Agreement provides for a bonus for services rendered during each fiscal year. Guidelines for earning the bonus will be agreed upon by the Board and Dr. Deieso at the beginning of each fiscal year. Under the Agreement, Dr. Deieso is entitled to a bonus of up to 50% of his base salary each fiscal year. For the first fiscal year of the Agreement ended August 31, 1997, Dr. Deieso was entitled to a guaranteed minimum bonus of $50,000.

     Per the terms of the Agreement, Dr. Deieso received options to purchase 200,000 shares of Common Stock. Of the options, 50,000 shares vested upon the effective date of his Employment Agreement, and the balance vest, in equal installments, over a four-year period. Under the terms of the Agreement, if Dr. Deieso was employed by the Company on February 17, 1998 (which he was), and subject to the approval of the Board (which occurred), he was entitled to and did receive options for an additional 150,000 shares of Common Stock. Of these, 25% vest one year after award and the balance vest over a three-year period beginning one year after such award in equal installments of 37,500 shares of Common Stock per year. Under terms of the Employment Agreement, if Dr. Deieso is employed by the Company on February 17, 1999, and subject to approval by the Board, he is entitled to receive options for an additional 50,000 shares of Common Stock. In recognition of his efforts in restoring the Company to profitability, and as an incentive to continue to enhance the Company's operating and financial performance, on March 22, 1998, the Compensation Committee of the Board accelerated the grant of, and awarded to Dr. Deieso, options on the 50,000 shares of Common Stock which otherwise would have been awarded on February 17, 1999. Of these, 25% will vest one year after award, and the balance will vest over a three-year period in equal installments of 12,500 shares per year beginning one year after the date of the award.

     The Agreement further provides that if Dr. Deieso's employment is terminated without cause, he will receive a severance payment equal to his then current base salary for a period of eighteen months from the date his employment terminates, together with benefits in accordance with the plans, policies and practices of the Company. If Dr. Deieso terminates his employment within thirty days of a "change of control," he would be entitled to receive his then current base salary for a period of two years from the date of his termination of employment. "Change of control" is defined to occur only if any person or entity acquires more than 45% of the combined voting power of the outstanding Common Stock.

     Pursuant to the terms of his offer of employment dated April 11, 1997, the Company agreed with Shamseddin Shahid-Saless that, if his employment is terminated as a result of a "change of control" (as defined above), he will be entitled to receive his then current base salary and benefits for a period of one year from the date of termination of employment.

                                PERFORMANCE GRAPH

     The following graph compares the performance of the Common Stock to the index of the NASDAQ National Market Exchange and a self-defined peer group index. The graph and the following table show the Company's last five fiscal years.



                               (PERFORMANCE GRAPH)



                    8/93 (1)   8/94    8/95     8/96   8/97   8/98
                    --------   ----    ----     ----   ----   ----

The Company          100        265     141       69     53     45
Peer Group (2)       100        137     186      231    285    202
NASDAQ U.S.          100        104     140      158    221    210

(1) Assumes that $100 was invested on August 31, 1993 at the closing sales price of the Common Stock and of the stocks in each index, and that all dividends, if any, were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Common Stock.

(2) Companies included in the peer group index are Ecology & Environment, Inc., EMCON Associates, GZA Geoenvironmental Tech, Inc., Harding-Lawson Associates, Inc., ICF Kaiser International, Inc., TRC Companies, Inc., Tetra Tech, Inc., Versar, Inc. and Roy F. Weston, Inc. The peer group utilized in constructing the above graph consists of the same companies as used by the Company in preparing the performance graphs last year.

      APPROVAL OF INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED
       FOR ISSUANCE UNDER THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On January 10, 1995, the Company's stockholders approved a Non-Employee Director Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, each non-employee (i.e., outside) director is granted on the date of each Annual Meeting of Stockholders a non-qualified option to purchase 1,000 shares of Common Stock. The purpose of the Directors Plan is to enhance EA's ability to attract and retain individuals with superior management skills to serve as outside directors; to align the interests of the Company's outside directors with those of its stockholders; and to thereby provide additional incentive to the Company's outside directors in overseeing management of the Company in a manner best calculated to enhance stockholder value.

     The Company now seeks the approval of the stockholders to increase from 30,000 to 80,000 the number of shares of Common Stock available for issuance under the Directors Plan. The purpose of this increase is to assure the Company will have adequate shares of Common Stock available for issuance under the Directors Plan to recruit and retain highly qualified outside directors. Subject to approval of this increase, management recommended, and the Board approved at its regularly scheduled meeting held on September 29, 1998 (with all non-employee directors abstaining), an amendment to the Directors Plan increasing from 1,000 to 4,750 the number of option shares granted annually to non-employee directors. This increase in the number of shares covered by such annual options was adopted in an effort to more closely align the interests of the Company's outside directors with those of the Company's stockholders.

     In approving the increase in the number of option shares issuable to non-employee directors under the 1995 Non-Employee Director Stock Option Plan, the Board emphasized that such increase will not be implemented unless and until the Board determines that the financial interests of the Company and its stockholders will be served thereby. The Board indicated that this determination will be made with specific reference to increases in the Company's profitability and in shareholder value.

     Currently four persons are eligible for participation in the Directors Plan. The following is a summary of the principal provisions of the Directors Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the Directors Plan, a copy of which has been filed with the Securities and Exchange Commission and is incorporated herein by reference.

Options Awarded

     All options awarded under the Directors Plan are "non-qualified" stock options.

Option Price

     The price of an option is based on the average of the high and low prices for the Common Stock in the over-the-counter market on the date on which the option is granted, (i.e., the date each year on which the EA Annual Meeting of Stockholders occurs).

Duration and Vesting of Options

     Options are fully vested and exercisable as of the date of grant. Any option (or any unexercised portion thereof) expires automatically five (5) years following the date on which the option is granted. Options are not transferrable except by will or the laws governing the distribution of property in the absence of a will.

Option Termination

     In the event an optionee ceases to be a director of EA due to death or disability, all options granted will remain exercisable by the optionee or his/her estate for a period of one year thereafter. If cessation of director status occurs other than by reason of death or disability within six months of a "change in control" (as defined in the Directors

Plan) of the Company, all of the options may be exercised for a period of one year thereafter, after which period the options expire. Cessation of director status for any reason other than those specified above will cause all options (or unexercised portions thereof) to terminate immediately.

Option Adjustment

     In the event changes occur in the number of issued shares of Common Stock (as, for example, through stock splits, dividends, recapitalizations and other changes in the corporate structure affecting the Common Stock), the number of shares on which options have been granted and the option prices of those shares will be adjusted accordingly.

Amendments

     The Board may revise or amend the Directors Plan in any respect; however, the Board may not: (a) amend or alter the Directors Plan to provide for the exercise of discretion by any person with respect to the granting of options or the number of shares on which options will be granted; or (b) fix the option price at less than the fair market value of the Common Stock on the date the option is granted.

Tax Consequences

     Certain income tax consequences may be incurred as a result of participation in the Directors Plan. All Directors Plan options are "non-qualified" for federal income tax purposes. Accordingly, the grant of options does not result in taxable income to the optionee or any tax deduction to the Company. Upon exercise of an option, however, ordinary income will be realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the underlying Common Stock on the date of exercise, and the exercise will result in a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the optionee. Upon a subsequent sale, the difference between the value of the Common Stock on the date the option is exercised and the sales price will normally be treated as a capital gain or loss.

New Plan Benefits

     As of October 31, 1998, the awards granted under the Directors Plan are as set forth in the following table:


                                NEW PLAN BENEFITS
                                -----------------
                 EA 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


               Name and Position                 Number of Options
               -----------------                 -----------------

          Named Executive Officers                     N/A
          Executive Group                              N/A
          Non-Executive Director Group (4 persons)  13,000 (1)
          Non-Executive Officer Employee Group         N/A

(1) Does not include options that could be awarded as of the date of the Annual Meeting if the Company's stockholders approve the amendment to the Directors Plan.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE FROM 30,000 TO 80,000 IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER
          THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

    APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN

     The purpose of the Company's Amended and Restated Stock Option Plan is to enhance EA's ability to attract and retain highly qualified officers and employees; to align the interests of the Company's employees with those of its stockholders; and to thereby provide additional incentives to the Company's officers and employees managing the Company's operations in a manner best calculated to enhance stockholder value.

     The Company now seeks the approval of the stockholders to increase from 1,248,200 to 1,448,200 the number of shares of Common Stock available for issuance under the Amended and Restated Stock Option Plan. The purpose of this increase is to assure the Company will have adequate shares of Common Stock available for issuance under the plan to recruit and retain highly qualified employees. The Company believes that approval of this proposal will help align the interests of the Company's employees more closely with those of the Company's stockholders. Options are now outstanding under the Amended and Restated Stock Option Plan to purchase an aggregate of 805,000 shares of Common Stock.

     The following is a summary of the principal provisions of the Amended and Restated Stock Option Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Stock Option Plan, a copy of which has been filed with the Securities and Exchange Commission and is incorporated herein by reference.

Administration

     The Amended and Restated Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which is authorized to designate those individuals eligible to participate in the plan and to determine the types, numbers, and terms of awards granted under the Amended and Restated Stock Option Plan. The Compensation Committee is composed of not less than three
(3) nor more than five (5) members of the Board qualifying as "non-employee directors" under SEC Rule 16 b-3, who are ineligible to receive any awards under the Amended and Restated Stock Option Plan.

Amendment and Termination

     Subject to certain terms and conditions set forth in the Amended and Restated Stock Option Plan, the Board of Directors may amend, discontinue, or terminate the Plan at any time. Such termination shall not affect the validity of any stock option agreement then outstanding. The Board may not, without stockholder approval: (a) increase the number of shares of Common Stock which may be reserved for issuance under the Plan; (b) fix the option price at less than the fair market value of the Common Stock on the date the option is granted; or (c) change the provisions relating to the administration of the Plan by a committee consisting of directors not eligible to receive options thereunder.

Eligibility

     Officers and key employees of the Company and its subsidiaries as designated by the Committee are eligible to participate in the Amended and Restated Stock Option Plan. Approximately 147 persons are currently eligible for participation in the Amended and Restated Stock Option Plan.

Types of Awards

     The Amended and Restated Stock Option Plan provides for the potential grant by the Compensation Committee of both incentive stock options, qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. The exercise price of each share of all options awarded is one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of the grant of the option or, in the case of incentive stock options granted to certain individuals who possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("Ten Percent

Stockholders"), shall not be less than one hundred ten percent (110%) of such fair market value. The fair market value per share of the Common Stock is defined in the Amended and Restated Stock Option Plan as the average of the highest bid price and the lowest asking price on the over-the-counter market as reported in The Wall Street Journal for trading on the date the option is granted, as reported by NASDAQ. The term of each option is fixed by the Compensation Committee, but no stock option other than stock options granted to Ten Percent Stockholders shall be exercisable more than ten (10) years from the date of grant of the option.

Grants of Awards

     The Compensation Committee is authorized to determine the terms and conditions of awards granted under the Amended and Restated Stock Option Plan. Awards may be granted in addition to any other awards granted under other benefit plans maintained by the Company.

Shares Subject to the Plan

     The maximum number of shares of Common Stock that may currently be issued under the Amended and Restated Stock Option Plan is 1,248,200 shares of the Company's Common Stock. On September 29, 1998, subject to stockholder approval, the Board of Directors approved an increase in the number of shares reserved under the Amended and Restated Stock Option Plan from 1,248,200 to 1,448,200 shares of Common Stock. This number is subject to adjustment in certain circumstances, including stock splits, dividends, recapitalizations and other changes in corporate structure affecting the Common Stock. The market value of a share of Common Stock based on the mean of the high and low prices on the over-the-counter market as reported in The Wall Street Journal on November 16, 1998 was $1.2188.

Transferability

     No option is assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee.

Change of Control

     In the event an optionee ceases to be an employee due to death or disability, normal retirement or for any reason within six (6) months of a change of control (as defined in the Amended and Restated Stock Option Plan), all outstanding options, to the extent not previously vested, immediately become fully vested, and remain so for a period of one (1) year from the date of termination of employment, but in no event after their respective expiration dates, after which period they expire.

Federal Income Tax Consequences

     A discussion of select federal income tax consequences arising from participation in the Amended and Restated Stock Option Plan follows. This discussion is qualified in its entirety by reference to the Amended and Restated Stock Option Plan, and optionees are strongly encouraged to consult with a tax advisor in evaluating the tax consequences arising from participation in the Amended and Restated Stock Option Plan.

Non-Qualified Options

     An employee will not realize any taxable income upon the grant of a non-qualified stock option. An employee to whom shares of Common Stock are issued upon exercise of a non-qualified stock option will recognize taxable income at the time of exercise in an amount equal to the difference between the fair market value of the Common Stock at the time the stock is exercised and the exercise price paid for the Common Stock. At that time the Company will receive a corresponding Federal income tax deduction.

Incentive Stock Options

     In general, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised, except that the excess of the fair market value of the Common Stock acquired upon exercise of an incentive stock option over the exercise price is potentially subject to the alternative minimum tax. If the employee holds the shares acquired pursuant to an incentive stock option for at least two (2) years from the date of grant and for at least one (1) year from the date of exercise, the employee's gain will be taxed as a long-term capital gain in an amount equal to the difference between the exercise price and the sale price. In that case, the Company is not entitled to a tax deduction. If the employee disposes of the stock before the end of these holding periods, the employee will recognize ordinary income upon sale of the stock, and the Company will be entitled to a corresponding tax deduction.

New Plan Benefits

     As of October 31, 1998, the awards granted under the Amended and Restated Stock Option Plan are as set forth in the following table:

                                NEW PLAN BENEFITS
                                -----------------
                    EA AMENDED AND RESTATED STOCK OPTION PLAN

             Name and Position                  Number of Options
             -----------------                  -----------------

           Named Executive Officers                  475,000
           Executive Group                           475,000
           Non-Executive Director Group                  N/A
           Non-Executive Officer Employee Group      330,000


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE FROM 1,248,200 TO 1,448,200 IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN.

             RATIFICATION AND APPROVAL OF ADOPTION OF THE COMPANY'S
                          1999 LONG-TERM INCENTIVE PLAN

     On September 29, 1998, the Board of Directors adopted, subject to stockholder approval, the 1999 Long-Term Incentive Plan, which is intended to benefit and advance the interests of the Company and its stockholders by more closely aligning the interests of the Company's executive officers and other key employees with those of the Company's stockholders. The Long-Term Incentive Plan provides for grants to such key executives and employees of phantom shares (the "Phantom Shares"), the value of which is determined by reference to the fair market value of the Common Stock, and for subsequent payment of cash with respect to the Phantom Shares based, subject to certain limitations, on their appreciation in value over stated periods of time. It is the Board's belief that, through this mechanism, the Company's key executives and employees will be provided with additional incentives in managing the Company's operations in a way best calculated to enhance stockholder value.

     In adopting the 1999 Long-Term Incentive Plan, the Board emphasized that implementation of the plan, and the issuance of Phantom Shares thereunder, will not commence unless and until the Board determines that the financial interests of the Company and its stockholders will be served thereby. The Board indicated that this determination will be made with specific reference to increases in the Company's profitability and in stockholder value. It is the intention of the Compensation Committee of the Board to establish specific earnings-per-share and profitability targets for the Company before authorizing the issuance or vesting of any Phantom Shares under the 1999 Long-Term Incentive Plan.

     The Company now seeks stockholder approval of the Board's adoption of the 1999 Long-Term Incentive Plan in accordance with the terms of the plan and applicable laws and regulations. The following is a summary of the principal provisions of the 1999 Long-Term Incentive Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 1999 Long-Term Incentive Plan, a copy of which has been filed with the Securities and Exchange Commission and is incorporated herein by reference.

Administration of the Plan

     The 1999 Long-Term Incentive Plan will be administered, and Phantom Shares granted thereunder, by the Compensation Committee of the Board.

Eligible Persons

     The Phantom Shares may be awarded only to key employees of the Company and its subsidiaries. The Compensation Committee will have the authority to select the individual participants (the "Participants") from among the class of eligible persons to whom Phantom Shares may be granted and to determine the number of Phantom Shares to be granted to each Participant.

Terms of Phantom Shares

     Definitions. As used in the 1999 Long-Term Incentive Plan, the following terms have the following meanings:

     (i) "Agreement" shall mean the written agreement governing the grant of Phantom Shares and the payment of the Appreciation Value of Phantom Shares.

     (ii) "Appreciation Value" shall mean the excess, if any, of the Value of a Phantom Share on the applicable Early Valuation Date, Valuation Date or date of termination of employment, as the case may be, over the Initial Value of such Phantom Share.

     (iii) "Date of Grant" shall mean the date of a grant of Phantom Shares.

     (iv) "Early Valuation Date" shall mean a date (which, unless otherwise provided by the Compensation Committee, shall be December 15) on which a Participant may elect the early measurement and fixing of the Appreciation Value of a Phantom Share.

     (v) "Initial Value" shall mean the value of a Phantom Share as specified by the Compensation Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Compensation Committee may determine; provided, however, that in no event shall the Initial Value be less then 50% of the Value of the relevant Phantom Share as of the Date of Grant.

     (vi) "Phantom Share" shall mean a contractual right to receive an amount equal to the Appreciation Valuation at such time, and subject to such terms and conditions, as are set forth in the 1999 Long-Term Incentive Plan.

     (vii) "Valuation Date" shall mean the date on which the Appreciation Value of a Phantom Share shall be measured and fixed.

     (viii) The "Value" of a Phantom Share on a given date shall be the average closing price of a share of Common Stock on the NASDAQ National Market Exchange or such other national securities exchange as may be designated by the Compensation Committee or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average closing bid price per share of Common Stock as furnished by a professional market maker making a market in the Common Stock as designated by the Compensation Committee (the "Average Closing Price").

Valuation Dates; Appreciation Value

     The Compensation Committee will provide for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the 1999 Long-Term Incentive Plan will be measured and fixed. Unless otherwise determined by the Committee, each Valuation Date shall be December 15 and no Valuation Date shall occur later than the year in which the eighth (8th) anniversary of the Date of Grant occurs.

     The Appreciation Value of a Phantom Share will be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date or Early Valuation Date, as the case may be, applicable to such Phantom Share.

Early Valuation Dates

     In its sole discretion, the Compensation Committee may provide a prospective Participant an election to establish an Early Valuation Date with respect to a portion of the Phantom Shares granted on a Date of Grant by so notifying the prospective Participant promptly following the determination by the Compensation Committee to grant Phantom Shares to such prospective Participant. Such prospective Participant must inform the Compensation Committee in writing whether such Participant elects to avail himself of such Early Valuation Date within fifteen (15) business days of receipt of such notice. Such election is irrevocable once made. Unless the Compensation Committee in its sole discretion determines otherwise, no more than twenty-five percent (25%) of the Phantom Shares granted pursuant to the Agreement shall have their Appreciation Value measured on an Early Valuation Date.

     ln the event that the Compensation Committee, in its sole discretion, determines in good faith that the payment of Appreciation Value with respect to Early Valuation Dates in a calendar year would not be in the best interest of the Company from a financial point of view, the Compensation Committee may defer until such time as it shall determine (which shall in no event be later than the original Valuation Date applicable to such Phantom Shares) the Early Valuation Date with respect to such Phantom Shares.

Plan Limit on Grants of Phantom Shares

     The maximum aggregate number of Phantom Shares that may be granted under the 1999 Long-Term Incentive Plan is 250,000.

Limitations on Annual Payments

     Initial Aggregate Annual Limits. The maximum aggregate dollar amount payable under the 1999 Long-Term Incentive Plan in a single calendar year may not exceed an annual limit for such calendar year (the "Annual Limit"). The Annual Limit for a given calendar year (or the method by which such Annual Limit shall be calculated) will be established by the Compensation Committee.

     Maximum Aggregate Annual Limit. The Compensation Committee will also establish a maximum annual limit (the "Maximum Annual Limit") for all amounts payable under the 1999 Long-Term Incentive Plan and the formula by which the Annual Limit may be increased up to such Maximum Annual Limit. Such formula shall be based on the amount by which cumulative cash flow of the Company exceeds projections or such other factors as the Compensation Committee shall deem relevant.

Employment Requirement

     Death, Retirement, Permanent Disability, Voluntary Termination or Termination by the Company Other Than for Cause. If the employment of a
Participant terminates before the occurrence of one or more Early Valuation Dates or Valuation Dates applicable to the Participant's outstanding Phantom Shares for reason of such Participant's death, retirement or permanent disability, voluntary termination by the Participant or termination by the Company or any of its subsidiaries other than for Cause (as defined in the 1999 Long-Term Incentive Plan), then, unless the Compensation Committee in its sole discretion determines otherwise, the Appreciation Value of Outstanding Phantom Shares as to which the Participant's rights are vested as of the termination date will be calculated and fixed on such termination date. Unless the
Compensation Committee in its sole discretion determines otherwise, the Appreciation Value so determined shall then be payable to the Participant or the Participant's beneficiary following the originally scheduled Valuation Dates or Early Valuation Date.

     Termination for Cause. If a Participant's employment is terminated by the Company or any of its subsidiaries for Cause, then, unless the Compensation Committee in its sole discretion determines otherwise, all outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such outstanding Phantom Shares shall be forfeited effective as of the date of such termination.

Effect of Certain Corporate Changes and Changes in Control

     Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another corporation, (ii) one person becomes the beneficial owner of more than fifty percent (50%) of the issued and outstanding equity securities of the Company, (iii) all or substantially all of the assets of the Company are acquired by another corporation, person or entity (each such event in (i), (ii) or (iii) or any other similar event or series of events which results in an event described in (i), (ii) or (iii), being hereinafter referred to as a "Reorganization Event") or (iv) the Board of Directors of the Company shall propose that the Company enter into a Reorganization Event, then the Compensation Committee may take one of the following actions in its sole discretion: (A) cause the surviving entity or new owner, as the case may be, to agree to adopt the 1999 Long-Term Incentive Plan and to maintain it, with respect to all grants outstanding under the Plan as of the date of the Reorganization Event, in accordance with the terms in effect as of the date of the Reorganization Event, except that (x) the Plan and related Agreements may be modified to utilize the stock of such surviving entity or new owner, in lieu of the Common Stock, to measure the Value of the Phantom Shares, if equitable adjustments are made to reflect the relative values of such stock immediately prior to the occurrence of the Reorganization Event, or (y) if the Common Stock continues to be utilized to measure the value of the Phantom Shares, equitable adjustments are to be made to reflect the relative values of such stock immediately prior to and following the Reorganization Event, if appropriate; or
(B) determine the Appreciation Value of the Phantom Shares by reference to the consideration to be paid for the Common Stock in such Reorganization Event, and modify the 1999 Long-Term Incentive Plan to provide that if and when the Participant is entitled to a payment under the provisions of the Plan as they were in effect prior to the proposal of the Reorganization Event, such payment shall be computed on the basis of such Appreciation Value as so determined. Notwithstanding the provisions of the preceding sentence, in the event that the effect of the provisions contained in the preceding sentence should become a material impediment, either from a financial point of view or otherwise, to the consummation of a proposed Reorganization Event, the Compensation Committee may, in its sole discretion, take such action as it deems equitable and appropriate to provide each Participant with a benefit equivalent to that to which he would have been entitled had such event not occurred.

     Dilution and Other Adjustments. In the event of a stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, the Compensation Committee may, in its sole discretion, make any or all of the following adjustments to provide each Participant with a benefit equivalent to that to which he would have been entitled had such event not occurred: (i) adjust the number of Phantom Shares granted to each Participant;
(ii) adjust the Initial Value of such Phantom Shares; or (iii) make any other adjustments, or take such action, as the Compensation Committee, in its discretion, deems appropriate.

Source of Payments

     The general funds of the Company will be the sole source of payments of Appreciation Value under the 1999 Long-Term Incentive Plan, and the Company will not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the plan.

Miscellaneous

     No Rights to Grants or Continued Employment. No Employee shall have any claim or right to receive grants of Phantom Shares under the 1999 Long-Term Incentive Plan.

     Restrictions on Transfer. The rights of a Participant with respect to Phantom Shares shall not be transferable by the Participant to whom such Phantom Shares are granted, otherwise than by will or the laws of descent and distribution.

     Stockholder Rights. No grant of Phantom Shares under the 1999 Long-Term Incentive Plan shall entitle a Participant to any rights of a holder of shares of Common Stock.

     No Restriction on Right of Company to Effect Corporate Change. The 1999 Long-Term Incentive Plan will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Amendment

     The Board may at any time and from time to time alter, amend, suspend or terminate the 1999 Long-Term Incentive Plan in whole or in part.

Effective Date

     Subject to stockholder approval at the Company's 1999 Annual Meeting of Stockholders, the 1999 Long-Term Incentive Plan shall be effective as of January 14, 1999 (the "Effective Date").

Termination

     Unless previously terminated pursuant to the provisions thereof, the 1999 Long-Term Incentive Plan shall terminate on the tenth anniversary of the Effective Date, and no further Phantom Shares may be awarded after such date.

New Plan Benefits

     It is not possible to determine the benefits to be received under the 1999 Long-Term Incentive Plan, because all such benefits will be based solely on future performance of the Company and the Common Stock. However, in evaluating the possible amounts of phantom stock grants that might be awarded under the 1999 Long-Term Incentive Plan, the Compensation Committee concluded, based upon its review of senior executive compensation in the Comparator Group, that such amounts should be established at a level which, together with current base salary, outstanding stock options and other elements of total direct compensation, would peg compensation for the Company's executive officers in the 65th percentile of executive compensation in the Comparator Group in which the Company competes for executive talent (see "Report of the Compensation Committee on Executive Compensation" at page 4 above).

     Subject to the foregoing guidelines, the following table presents the benefits and amounts that would have been allocated to the Chairman of the Board, the President and Chief Executive Officer and the other executive officer of the Company, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees including all current officers who are not executive officers as a group, under the 1999 Long-Term Incentive Plan if it had been in effect as of October 30, 1998. It should be remembered that benefits received from awards are based on the future performance of the Company and the Common Stock and, as such, are indeterminable at this time.

                               PHANTOM SHARES (1)
                               ------------------
                        EA 1999 Long-Term Incentive Plan

                                                     Dollar  Number
                                                     Value   of Units
                                                     -----   --------

       Loren D. Jensen (2)                          $     0         0
       Donald A. Deieso (3)                          39,628    28,820
       Shamseddin Shahid-Saless (4)                       0         0
       Executive Group                               39,628    28,820
       Non-Executive Director Group                     N/A       N/A
       Non-Executive Officer Employee Group          77,422    56,307

(1) An individual earns Phantom Shares based on discretionary grants by the Compensation Committee determined on the basis of his/her contributions to the success of the Company and with reference to the competitive compensation considerations discussed above.

(2) Dr. Jensen is Chairman of the Board of the Company and, prior to March 1997, was the Company's Chairman, President and Chief Executive Officer.

(3)  Dr. Deieso is President and Chief Executive Officer of the Company.

(4)  Mr.  Saless  is  the  Company's  Executive  Vice  President  of  Sales  and
     Marketing.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF ADOPTION OF THE COMPANY'S 1999 LONG-TERM INCENTIVE PLAN.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors appointed the firm of Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ended August 31, 1998. The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Meeting, have an opportunity to make a statement, and be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING AUGUST 31, 1999.


Voting Procedures

     Each proposal submitted to the Company's stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the proposal. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A stockholder is entitled to one vote for each share owned.

     Stockholder votes are tabulated by the Company's Registrar and Transfer Agent. Proxies received by the Registrar, if properly executed and delivered, will be voted in accordance with the voting specifications made on the proxy.

     Under applicable Delaware corporate law and the Charter and By-Laws of the Company, proxies received by the Registrar specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum and, if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting which shall be based solely upon the vote of the shares represented at the meeting.

Section 16(b) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers file reports with the Securities and Exchange Commission regarding ownership of the Common Stock and furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all such filings were timely made.

2000 Annual Meeting of Stockholders

     If any stockholder intends to present a proposal for consideration at the 2000 Annual Meeting of Stockholders, such proposal must be received by the Company on or before August 3, 1999, in order to be included in the Company's proxy statement and form of proxy for such meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission in effect at that time.

     As of the date of this Proxy Statement, the Board of Directors knows of no matters, other than those stated above, that may be brought before the Meeting. However, if other matters do properly come before the Meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission for the fiscal year ended August 31, 1998 is available to stockholders free of charge upon written request. Address requests to the Secretary of EA Engineering, Science, and Technology, Inc., 11019 McCormick Road, Hunt Valley, Maryland 21031.

     The cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries, and similar persons to forward copies of such material to beneficial owners of the Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their reasonable out-of-pocket expenses incurred in connection therewith. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies at an estimated cost of $6,500, plus expenses. To the extent necessary to assure sufficient representation, officers and regular employees of the Company may also solicit the return of proxies by telephone, telegram, or personal interview. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is presently anticipated that the costs of such solicitation by Company employees, if undertaken, will not exceed $1,000.

By the Order of the Board of Directors,

/s/ Jack P. Adler

Jack P. Adler
Senior Vice President, Secretary and General Counsel

December 1, 1998
Baltimore, Maryland

                                                                   EXHIBIT A


                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                          1999 LONG-TERM INCENTIVE PLAN


    1. Purpose. The purpose of the EA Engineering, Science, and Technology, Inc. 1999 Long-Term Incentive Plan (the "Plan") is to benefit and advance the interests of EA Engineering, Science, and Technology, Inc., a Delaware
corporation (the "Company"), and its subsidiaries by rewarding certain key employees of the Company and its subsidiaries for their contributions to the financial success of the Company and thereby motivate them to continue to make such contributions in the future. The Plan provides for grants of Phantom Shares (as defined in Section 4(a) hereof), the value of which is determined by reference to the fair market value of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), and for subsequent payment of cash with respect to such Phantom Shares based, subject to certain limits, on their appreciation in value over stated periods of time.

    2. Administration of the Plan.

   (a) Members of the Committee. The Plan shall be administered, and Phantom Shares shall be granted hereunder, by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall consist of at least three individuals.

   (b) Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan.

    3. Eligible Persons. Phantom Shares may be awarded only to key employees of the Company and its Subsidiaries. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or a subsidiary of the Company for services performed as an employee of the Company or any of its subsidiaries. The Committee shall have the authority to select the individual participants (the "Participants") from among such class of eligible persons to whom Phantom Shares may be granted and to determine the number of Phantom Shares to be granted to each Participant.

    4.  Terms or Phantom Shares.

     (a) Definitions. As used in the Plan, the following terms shall have the following meanings:

          (i) "Agreement" shall mean the written agreement governing the grant of Phantom Shares and the payment of the Appreciation Value of such Phantom Shares, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

          (ii) "Appreciation Value" shall mean the excess, it any, of the Value of a Phantom Share on the applicable Early Valuation Date, Valuation Date or termination date (in the event of a termination of employment as described in Section 7(b) hereof), as the case maybe over the Initial Value of such Phantom Share.

          (iii) "Date of Grant" shall mean the date of a grant of Phantom Shares as set forth in the applicable Agreement.

          (iv) "Early Valuation Date" shall mean a date (which, unless otherwise provided by the Committee, shall be December 15) on which a Participant may elect the early measurement and fixing of the Appreciation Value of a Phantom Share in accordance with Section 4(f) hereof.

          (v) "Initial Value" shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine; provided, however, that in no event shall the Initial Value be less then 50% of the Value of the relevant Phantom Share as of the Date of Grant.

          (vi) "Phantom Share" shall mean a contractual right to receive an amount equal to the Appreciation Valuation at such time, and subject to such terms and conditions, as are set forth in the Plan and the applicable agreement.

          (vii) "Valuation Date" shall mean the date on which the Appreciation value of a Phantom Share shall be measured and fixed in accordance with
     Section 4(c) hereof.

          (viii) The "Value" of a Phantom Share on a given date shall be the average closing price of a share of Common Stock on the NASDAQ National Market Exchange or such other national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average of the closing bid prices per share or Common Stock as furnished by a professional market maker making a market in the Common Stock designated by the Committee (the "Average Closing Price"), for the 30-day period ending on such date or such other period as the Committee may determine shall be applicable to a grant of Phantom Shares prior to the relevant Date of Grant. The Average Closing Price of a share of Common Stock shall be determined by dividing (X) by
     (Y), where (X) shall equal the sum of the closing prices for the Common Stock on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such market maker, as the case may be, during such period, and (Y) shall equal the number of days on which the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such market maker, as the case may be, during such period.

          (ix) To "vest" a Phantom Share held by a Participant shall mean to render such Phantom Share nonforfeitable other than in the event of a termination of such Participant's employment by the Company or any of its subsidiaries for Cause (as defined in Section 7(d) hereof).

     (b) Agreement. Each Agreement (i) shall state the Date of Grant, the name of the Participant and the Participant's employing company, (ii) shall specify the number of Phantom Shares granted and the Initial Value of such Phantom Shares, (iii) shall specify the Valuation Dates and any Early Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined an each such Valuation Date or Early Valuation Date, and any applicable vesting schedule (as provided for in Section 4(d) hereof) for such Phantom Shares, (iv) shall be signed by the Participant and a person designated by the Committee, and
(v) shall be delivered to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable.

     (c) Valuation Dates; Measurement of Appreciation Value. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date. Unless otherwise determined by the Committee, each Valuation Date shall be December 15 and no Valuation Date shall occur later than the year in which the eighth (8th) anniversary of the Date of Grant occurs.

     (d) Vesting. The Committee may in its sole discretion provide in the Agreement that Phantom Shares granted thereunder shall vest (subject to such terms and conditions as the Committee may provide in the Agreement) over such period of time, not in excess of five years from the Date or Grant, as may be specified in a vesting schedule contained therein.

     (e) Payment of Appreciation Value. Except as provided in Section 7 hereof, and subject to the limitations contained in Section 6 hereof, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date or Early Valuation Date, as the case may be, applicable to such Phantom Share.

     (f) Early formation Dates.

          (i) Election. In its sole discretion, the Committee may provide a prospective Participant an election to establish an Early Valuation Date with respect to a portion or the Phantom Shares granted on a Date of Grant by so notifying the prospective Participant promptly following the determination by the Committee to grant Phantom Shares to such prospective Participant. Such prospective Participant shall inform the Committee in writing whether such Participant elects to avail himself of such Early Valuation Date within fifteen (15) business days of receipt of such notice. Such election is irrevocable once made. Unless the Committee in its sole discretion determines otherwise, no more than twenty-five percent (25%) of the Phantom Shares granted pursuant to the Agreement shall have their Appreciation Value measured on an Early Valuation Date and no Early Valuation Date shall occur prior to either August, 1990 or the vesting of the Phantom Shares whose Appreciation Value is to be fixed on such Early Valuation Date.

          (ii) Payment Restrictions. ln the event that the Committee in its sole discretion, determines in good faith that the payment of Appreciation Value with respect to Early Valuation Dates in a calendar year would not be in the best interest of the Company from a financial point of view, the Committee shall defer until such time as it shall determine (which shall in no event be later than the original Valuation Date applicable to such
     Phantom Shares) the Early Valuation Date with respect to such number, determined proportionally, of the Participants' Phantom Shares with an Early Valuation Date during such calendar year as it shall deem appropriate. An Early Valuation Date that has been deferred to a subsequent calendar year shall in all respects under the Plan be treated like any other Early Valuation Date occurring during such subsequent calendar year; provided, however, that an Early Valuation Date that is deferred into the calendar year in which the Phantom Shares to which it relates would otherwise have had their Valuation Date (if no election had been made under this Section 4(f) shall in all respects under the Plan be treated like a Valuation Date occurring during such calendar year.

     5. Plan Limit on Grants of Phantom Shares. The maximum aggregate number of Phantom Shares that may be granted under the Plan is 250,000; provided, however, that Phantom Shares that are forfeited hereunder shall not be deemed granted for purposes of such limit and shall be thereafter available for reissuance under the Plan.

     6. Limitations on Annual Payments.

     (a) Initial Aggregate Annual Limits. Subject to Section 6(b) below, the maximum aggregate dollar amount payable under the Plan in a single calendar year shall not exceed an annual limit for such calendar year (the "Annual Limit"). The Annual Limit for a given calendar year (or the method by which such Annual Limit shall be calculated) shall be established by the Committee prior to the date of the execution of an Agreement with respect to a grant of Phantom Shares having a Valuation Date or Early Valuation Date occurring in such calendar year, and shall be set forth in the Agreement together with the Maximum Annual Limit (as defined in Section 6(b) below) and the formula to be used in increasing such Annual Limit. For purposes of the limitations imposed by this Section 6, the Appreciation Value of a Phantom Share shall be deemed payable on its Valuation Date or Early Valuation Date, as the case may be.

     (b) Maximum Aggregate Annual Limit. Prior to the date of the execution of an Agreement with respect to a grant or Phantom Shares having a Valuation Date or Early Valuation Date occurring in a given calendar year, the Committee shall also establish a maximum annual limit (the "Maximum Annual Limit") for all amounts payable under the Plan in such calendar year and the formula by which the Annual Limit may be increased up to such Maximum Annual Limit. Such formula shall be based on the amount by which cumulative cash flow of the Company exceeds projections or such other factors as the Committee shall deem relevant, and shall be employed by the Committee to make one or more upward adjustments in the Annual Limit for such calendar year as appropriate; provided, however, that the Annual Limit for any calendar year shall not exceed the Maximum Annual Limit established for that calendar year.

     (c) Application of Annual Limit. To the extent that the aggregate dollar amount payable under the Plan in a calendar year exceeds the applicable Annual Limit (taking into account, if applicable, any increases in the Annual Limit effected in accordance with Section 6(b)), the Appreciation Value payable to each Participant shall be reduced pro rata and the Company shall not be required to pay the amount of any such reduction: provided, however, that the Committee may, in special circumstances, in its sole discretion exempt any Participant from such pro rata reduction.

    7.  Employment Requirement.

     (a) Termination of Employment. For purposes of the Plan, the employment of a Participant shall be deemed terminated if the Participant is no longer employed by the Company or any of its subsidiaries. As used in this Section 7, the term "Outstanding Phantom Shares" shall mean a Phantom Share granted to a Participant for which the applicable Early Valuation Date or Valuation Date, as the case may be, has not yet occurred (or, in the case of an Early Valuation Date, has been deferred pursuant to Section 4(f) hereof).

     (b) Death, Retirement, Permanent Disability, Voluntary Termination or Termination by the Company Other Than for Cause. If the employment of a
Participant terminates before the occurrence of one or more Early Valuation Dates or Valuation Dates applicable to the Participant's Outstanding Phantom Shares for reason or such Participant's death, Retirement or Permanent Disability, voluntary termination by the Participant or termination by the Company or any of its subsidiaries other than for Cause (as such terms are defined in Section 7(d) below), then, unless the Committee in its sole discretion determines otherwise, the Appreciation Value of Outstanding Phantom Shares as to which the Participant's rights are vested as of the termination date shall be calculated and fixed on such termination date. Unless the Committee in its sole discretion determines otherwise, the Appreciation Value so determined shall then be payable to the Participant or the Participant's Beneficiary (as defined below) following the originally scheduled Valuation Dates or Early Valuation Date, as the case may be, in accordance with Section 4(e) hereof. Upon a termination described in this Section 7(b), the Participant shall relinquish all rights with respect to Phantom Shares that are not vested as of such termination date.

     (c) Termination for Cause. If a Participant's employment is terminated by the Company or any of its subsidiaries for Cause, then, unless the Committee in its sole discretion determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom shares shall be forfeited effective as of the date of such termination.

     (d) Definitions. As used in this Section 7, the following terms shall have the following meanings:

          (i) "Retirement" shall be defined as resignation or termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or a subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion;

          (ii) "Permanent Disability" shall be defined in the same manner as such term or a similar term is defined in the long-term disability policy maintained by the Company or a subsidiary thereof for the Participant and in effect on the date of the Participant's termination of employment with the Company or any subsidiary thereof, unless the Committee determines otherwise in its sole discretion and sets forth an alternative definition in the applicable Agreement;

          (iii) "Termination for Cause" shall be defined as a termination of employment with the Company or any subsidiaries which, as determined by the Committee, is by reason of (A) "cause" as defined in any employment agreement applicable to the Participant, or (B) for Participants who do not have an employment agreement that defines "cause," (x) a material breach by the Participant of any employment agreement where "cause" is not defined, or a failure or refusal by a Participant to substantially perform a material duty of such Participant's employment, in the case or a Participant whose employment is not subject to an employment agreement, (y) the commission by the Participant of a felony or the perpetration by the Participant of a dishonest act or common law fraud against the Company or any subsidiary thereof, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof, and

          (iv) "Beneficiary" or "Beneficiaries" shall be defined as the person(s) designated by the Participant pursuant to the provisions of the Agreement to receive payments pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Agreement shall provide the Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee.

     8. Effect of Certain Corporate Changes and Changes in Control.

     (a) Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another corporation, (ii) one person becomes the beneficial owner of more than fifty percent (50%) of the issued and outstanding equity securities of the Company (for purposes of this Section 8(a), the terms "person" and "beneficial owner" shall have the meanings assigned to them in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), (iii) all or substantially all of the assets of the Company are acquired by another corporation, person or entity (each such event in (i), (ii) or (iii) or any other similar event or series of events which results in an event described in (i), (ii) or (iii), being hereinafter referred to as a "Reorganization Event") or (iv) the Board of Directors of the Company (the "Board") shall propose that the Company enter into a Reorganization Event, then the Committee shall take one of the following actions, the choice of which being in its sole discretion, with respect to the Plan, unless, in the case of any Participant, the Participant agrees otherwise:
(A) cause the surviving entity or new owner, as the case may be, to agree to adopt the Plan and to maintain it, with respect to all grants outstanding under the Plan as of the date of the Reorganization Event, in accordance with the terms in effect as of the date of the Reorganization Event, and to agree to adopt the Agreements and to continue in effect their respective terms as such terms were in effect as of the date of the Reorganization Event, except that (x) the Plan and related Agreements may be modified to utilize the stock of such surviving entity or new owner, in lieu of the Common Stock, to measure the Value of the Phantom Shares, if equitable adjustments are made to reflect the relative values of such stock immediately prior to the occurrence of the Reorganization Event or (y) if the Common Stock continues to be utilized to measure the value of the Phantom Shares, equitable adjustments are to be made to reflect the relative values of such stock immediately prior to and following the Reorganization Event, if appropriate, or (B) determine the Appreciation Value of the Phantom Shares by reference to the consideration to be paid for the Common Stock in such Reorganization Event, and modify the Plan and the related Agreements, if appropriate, to provide that when and if the Participant is entitled to a payment under the provisions of the Plan and related Agreement (including, without limitation, the provisions regarding vesting, payment, limitations on annual payments and employment requirements) as they were in effect prior to the proposal of the Reorganization Event, such payment shall be computed on the basis of such Appreciation Value as so determined. Notwithstanding the provisions of the preceding sentence, in the event that the effect of the provisions contained in the preceding sentence should become a material impediment, either from a financial point of view or otherwise, to the consummation of a proposed Reorganization Event, the Committee may take such action as it deems equitable and appropriate to provide each Participant with a benefit equivalent to that which he would have been entitled had such event not occurred. Further, for the purposes of the first sentence of this Section 8, no event or series of events involving EA Engineering, Science, and Technology, Inc., the Company or any of its respective subsidiaries or affiliates shall be deemed to be a Reorganization Event unless such event or series of events results in there being no class of equity securities of the Company which is publicly traded. Any action taken by the Committee may be made conditional upon the consummation of the applicable Reorganization Event. Further, in the event that a division or subsidiary of the Company is acquired by another corporation, person or entity, the Company is reorganized, dissolved or liquidated, an event or series of events involving a corporate restructuring not described in the first sentence of this Section occurs, or the Board shall propose that the Company enter into any such transaction, event or series of events, then the Committee will take such action as it, in its sole discretion, deems equitable or appropriate to provide each Participant with a benefit equivalent to that which he would have been entitled had such event not occurred.

     (b) Dilution and Other Adjustments. In the event of a stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, the Committee may, in its sole discretion, make any or all of the following adjustments to provide each Participant with a benefit equivalent to that which he would have been entitled had such event not occurred: (i) adjust the number of Phantom Shares granted to each Participant,
(ii) adjust the Initial Value of such Phantom Shares, and (iii) make any other adjustments, or take such action, as the Committee, in its sole discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning or the Plan.

     9. Source of Payments. The general funds of the Company shall be the sole source of payments of Appreciation Value under the Plan, and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

   10.  Miscellaneous.

   (a) No Rights to Grants or Continued Employment. No Employee shall have any claim or right to receive grants of Phantom Shares under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained by the Company or any of its subsidiaries.

   (b) Restrictions on Transfer. The rights of a Participant with respect to Phantom Shares shall not be transferable by the Participant to whom such Phantom Shares are granted, otherwise than by will or the laws of descent and distribution.

   (c) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's Beneficiary any Federal, state or local taxes required by law to be withheld with respect to such payments.

   (d) Stockholder Rights. No grant of Phantom Shares under the Plan shall entitle a Participant or Beneficiary to any rights of a holder of shares of Common Stock.

   (e) No Restriction on Right of Company to Effect Corporate Change. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

   11. Amendment. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Phantom Shares shall previously have been granted, adversely affect the rights of such Participant in such Phantom Shares.

   12. Effective Date. The Plan shall be effective as of January 14, 1999 (the "Effective Date") and shareholder approval shall be sought at the first annual meeting of stockholders on or following such date.

   13. Termination. Unless previously terminated pursuant to Section 11 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Phantom Shares may be awarded hereunder after such date.

   14. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

   15. Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                            Please mark
                                                            your vote as    X
                                                            indicated in
                                                            this sample


This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.


1.   ELECTION OF DIRECTORS.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

      FOR all nominees             WITHHOLD
      listed to the right          AUTHORITY
      (except as marked    to vote for all nominees
      to the contrary)       listed to the right

             [ ]                      [ ]

Nominees:  E. Cashman, D. Deieso, L. Jensen, R. Lamone,
           C. Miller, G. Radcliffe


2. PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                 FOR             AGAINST                ABSTAIN
                 [ ]               [ ]                    [ ]


3. PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN.

                 FOR             AGAINST                ABSTAIN
                 [ ]               [ ]                    [ ]


4. PROPOSAL TO RATIFY AND APPROVE ADOPTION OF THE COMPANY'S 1999 LONG-TERM INCENTIVE PLAN.

                 FOR             AGAINST                ABSTAIN
                 [ ]               [ ]                    [ ]


5. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1999.

                 FOR             AGAINST                ABSTAIN
                 [ ]               [ ]                    [ ]

6. IN THEIR DISCRETION, THE PROXIES ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


     Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated: ____________________________________, 199__

     ________________________________________________
                                (Signature)


     ________________________________________________
                   (Signature if held jointly)

         PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY
        CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                 (triangle) FOLD AND DETACH HERE (triangle)

YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE, DATE AND
SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE
ACCOMPANYING ENVELOPE.

(Page)

[EA Engineering Logo]


                EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                                  PROXY

         This Proxy is solicited on Behalf of the Board of Directors.


     The undersigned hereby appoints Jack P. Adler and Barbara L. Posner, or either or them acting singly, as proxies, each with the power to appoint his or her sub- stitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of Common Stock of EA Engineering, Science, and Technology, Inc. held of record by the undersigned as of the close of business on November 16, 1998, at the Annual Meeting of Stockholders to be held on January 14, 1999, or any adjournment or postponement thereof.

                          (Continued on reverse side)

                  (triangle) FOLD AND DETACH HERE (triangle)